Exhibit 10.3

PROMISSORY NOTE

US$1,356,178.00	New York, New York

February 10, 2022

FOR VALUE RECEIVED, the undersigned, FREIGHT APP, INC., a company organized and existing under the laws of the State of Delaware (“Borrower”), promises to pay to the order of HUDSON CAPITAL INC. (f/k/a China Internet Nationwide Financial Services Inc.), a corporation organized and existing under the laws of the British Virgin Islands (“Lender”), at its office at 19 West 44th Street, Suite 1001, New York, New York, 10036, or at such other place as the holder of this Promissory Note shall specify by written notice to Borrower, in lawful money of the United States of America, the loan amount of ONE MILLION THREE HUNDRED AND FIFTY SIX THOUSAND ONE HUNDRED SEVENTY EIGHT DOLLARS (US$1,356,178.00) (the “Principal Amount”), together with interest thereon as specified herein.

1. Interest. The outstanding Principal Amount due from time to time hereunder shall bear interest at a rate per annum equal to 0.17% from and after the date hereof until the date this Promissory Note is paid in full, whether at maturity or prepayment. Computations of interest shall be made by Lender on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) during any applicable interest period.

2. Repayment. All payments made by Borrower hereunder shall be first applied to interest and, thereafter, the balance to Principal Amount. The entire then-outstanding Principal Amount, together with all accrued but unpaid interest thereon, shall become due and payable on September 28, 2022. If any Principal Amount or interest on this Promissory Note falls due on a day which is not a business day for banks in New York, New York, such due date shall be extended to the next succeeding business day and interest shall be payable in respect of any such extension of Principal Amount. In the event that all or any portion of the Principal Amount and/or accrued and unpaid interest thereon should become due and payable by Borrower pursuant to this Promissory Note, whether at maturity as provided above, in connection with a prepayment by Borrower as set forth below, upon acceleration of this Promissory Note in connection with the occurrence and continuation of an Event of Default as provided below, or otherwise, Borrower shall be entitled in its sole discretion to offset any such payment obligation against any and all amounts then-owing by Lender and its affiliates to Borrower, including, without limitation, any such amounts owing by Lender and its affiliates to Borrower pursuant to the Merger Agreement. As used herein, “Merger Agreement” means that certain Merger Agreement among Borrower, Lender, Hudson Capital Merger Sub I Inc. and ATW Master Fund II, L.P. dated as of December 13, 2021, as the same may have been amended through the date of this Promissory Note and from time to time hereafter. Lender hereby consents to any such offset by Borrower.

3. Prepayment. Borrower may prepay this Promissory Note in whole or in part at any time or from time to time without penalty or premium by paying the portion of the then-outstanding Principal Amount to be prepaid, together with accrued interest thereon to the date of prepayment.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(i) Borrower fails to pay any Principal Amount of this Promissory Note or interest hereunder if and when due, and such failure continues for 14 days;

(ii) the commencement by Borrower of, or the consent by Borrower to, a voluntary case or proceeding under any applicable federal or state or other bankruptcy, insolvency, reorganization or other similar law, or any other case or proceeding to be adjudicated bankrupt or insolvent, or the filing by Borrower of, or consent by Borrower to, a petition or answer or consent seeking reorganization or relief under any applicable federal or state or other law or the appointment or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of Borrower or any substantial party of Borrower’s property; or

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(iii)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed, seeking (A) liquidation, reorganization or other relief in respect of Borrower or its debts or of any substantial portion of its assets under any Federal or state or other bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of Borrower’s assets in any Federal or state or other jurisdiction, and, in any such case of clause (A) or (B), such proceeding shall continue undismissed and unstayed for thirty (30) days or an order or decree approving or rendering any of the foregoing shall be entered.

5.Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the entire then-outstanding Principal Amount of this Promissory Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder, to be immediately due and payable, and/or exercise any and all rights, powers or remedies that may be available to Lender under applicable law.

6. Additional Costs; Certain Taxes. In addition to and not in limitation of the foregoing, Borrower further agrees to pay all expenses, including reasonable attorney’s fees and legal expenses, incurred by the holder of this Promissory Note in connection with (a) collecting or attempting to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise or (b) exercising remedies in furtherance of the events set forth in Paragraph 2 or Paragraph 4 above. Any such costs incurred by Borrower will be added to the outstanding Principal Amount and will become immediately due. Any and all payments made by Borrower hereunder shall be made free and clear of, and without deduction for, any present and future taxes (including, without limitation, value-added taxes and withholding taxes), levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise of property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Promissory Note.

7. Transfer of Promissory Note. Borrower may not sell, transfer, assign or convey this Promissory Note without the prior written consent of Lender.

8. Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Promissory Note or consent to departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender. No delay or omission on either party in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion.

9. Legal and Tax Representation. Each party to this Promissory Note represents and warrants that it has had the opportunity to seek the advice of independent legal and tax counsel of its choosing, and has either been duly represented or has by its own volition chosen not to be represented in executing this Promissory Note.

10. Successors. The terms and conditions of this Promissory Note shall inure to the benefit of and be binding jointly and severally upon the successors, heirs, survivors and personal representatives of Borrower and shall inure to the benefit of any holder, its legal representatives, and successors.

11. Breach of Promissory Note. No breach of any provision of this Promissory Note shall be deemed waived unless it is waived in writing. No course of dealing and no delay on the part of Lender in exercising any right will operate as a waiver thereof or otherwise prejudice Lender’s rights, powers, or remedies. No right, power, or remedy conferred by this Promissory Note upon Lender will be exclusive of any other rights, power, or remedy referred to in this Promissory Note, or now or hereafter available at law, in equity, by statute, or otherwise.

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12. Waiver of Presentment. All parties to this Promissory Note hereby waive presentment for payment, notice of dishonor, protest, and notice of protest of this Promissory Note.

13. Governing Law. The validity, construction and performance of this Promissory Note will be governed by the laws of the State of New York, excluding that body of law pertaining to conflicts of law. Any controversy or dispute arising out of or relating to this Promissory Note shall be brought exclusively in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, in the State courts of the State of New York located in New York County. Borrower and Lender hereby irrevocably accept and submit to the exclusive jurisdiction and venue of such courts in personam, with respect to any such controversy or dispute, and waive any claim that such forum is inconvenient or any similar claim. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT IS RELATED TO OR ARISES OUT OF THIS PROMISSORY NOTE OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS PROMISSORY NOTE. To the extent that Lender has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Lender hereby irrevocably waives such immunity in respect of this Promissory Note, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Paragraph 13 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of the United States of 1976 or are intended to be irrevocable for purposes of such Act.

[Signatures to follow]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Promissory Note the day and year first written above.

BORROWER:

FREIGHT APP, INC.

By:	/s/ Paul Freudenthaler
Paul Freudenthaler
Chief Financial Officer

Address for Notices:

2001 Timberloch Place - Suite 500
The Woodlands, TX 77380.
Attention: Paul Freudenthaler, CFO
Email Address: paul.freudenthaler@fr8hub.com

With a copy to:

RPCK Rastegar Panchal LLP
One Grand Central Place
60 East 42nd Street – Suite 2410
New York, NY 10165
Attention: Chintan Panchal
Email: chintan.panchal@rpck.com

LENDER:

HUDSON CAPITAL, INC.

By:	/s/ Warren Wang
Name: Warren Wang
Title: Chief Executive Officer

Address for Notices

19 West 44th Street, Suite 1001
New York, NY 10036
Attention: Warren Wang
Email: warren@hudsoncapitalusa.com

With a copy to:

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Attention: Benjamin Tan, Esq.
Email: btan@srf.law

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